EXHIBIT 99.2 - FINANCIAL STATEMENT - ELITE FITNESS SYSTEMS, INC.

Elite Fitness Systems, Inc


                              FINANCIAL STATEMENTS

                               December 31, 1998

                     TABLE OF CONTENTS
                     -----------------
                                               PAGE

INDEPENDENT AUDITORS' REPORT.....................F-1

BALANCE SHEET................................    F-2

STATEMENT OF OPERATIONS..........................F-3

STATEMENT OF STOCKHOLDERS' EQUITY................F-4

STATEMENT OF CASH FLOWS..........................F-5

NOTES TO FINANCIAL STATEMENTS....................F-6

James E. Slayton, CPA

2858  WEST MARKET STREET
SUITE C
FAIRLAWN, OHIO 44333
1-330-864-3553

INDEPENDENT AUDITORS' REPORT

Board of Directors                                         May 4, 2000
Elite Fitness Systems, Inc (the Company)
Las Vegas, Nevada 89102

I have audited the Balance Sheet of Elite Fitness Systems, Inc., as of December 31, 1998, and the related Statements of Operations, Stockholders' Equity and Cash Flows for the year ending December 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elite Fitness Systems, Inc., as of December 31, 1998, and the results of its operations and cash flows for the year ending December 31, 1998, in conformity with generally accepted accounting principles.

James E. Slayton, CPA
Ohio License ID# 04-1-15582

                          Elite Fitness Systems, Inc

                              BALANCE SHEET
                                  AS AT
                           December 31, 1998


BALANCE SHEET


                                         December 31 1998
                                         ----------------
ASSETS

CURRENT ASSETS
Cash                                          3,497.00
Accounts Receivable                          32,698.00
Inventory                                    19,441.00
                                           -----------
Total Current Assets                         55,636.00

PROPERTY AND EQUIPMENT
Furniture & Equipment                         4,143.00
                                           -----------
Total Property and Equipment                  4,143.00

OTHER ASSETS
Design and logo                               6,083.00
Video Dubs                                    6,538.00
                                           -----------
Total Other Assets                           12,621.00
                                           -----------
TOTAL ASSETS                                 72,400.00
                                           ===========


     LIABILITIES & EQUITY

CURRENT LIABILITIES
  Accounts Payable                               0.00
                                           ----------
 Total Current Liabilities                       0.00

OTHER LIABILITIES
Due to Shareholder                               0.00
                                           ----------
Total Other Liabilities                          0.00
                                           ----------
Total Liabilities                                0.00

     EQUITY
Capital Stock                                    0.00
Additional Paid in Capital                       0.00
Donated Capital                                  0.00
Retained Earnings or (Deficit
accumulated during development stage)       72,400.00
                                           ----------
Total Stockholders' Equity                  72,400.00

TOTAL LIABILITIES & OWNER'S EQUITY          72,400.00
                                          ===========



           See accompanying notes to financial statements

                      Elite Fitness Systems, Inc


                       STATEMENT OF OPERATIONS
                             FOR PERIOD

                For the year ending December 31, 1998


STATEMENT OF OPERATIONS

                                        December 31 1998
REVENUE

Sales                                         152,939.00

COSTS AND EXPENSES
Selling, General and Administrative            78,676.00
Depreciation Expense                              460.00
Amortization of Intangibles                     1,403.00
                                             -----------

Total Costs and Expenses                       80,539.00
                                             -----------

Net Ordinary Income or (Loss)                  72,400.00
                                             ===========

Weighted average
number of common
shares outstanding                                   0

     Net Loss
     Per Share                                     0.000


             See accompanying notes to financial statements

                        Elite Fitness Systems, Inc


              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                               FOR PERIOD
                For the year ending December 31, 1998


STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                              Deficit
                                              Accumulated
                         Additional           During       Total
         Common Stock    paid-in    Donated   Development  Stockholder's
       Shares    Amount  Capital    Capital   Stage        Equity
Net profit
January 1, 1998 to
December 31, 1998                             72,400.00    72,400.00
---------------------------------------------------------------------
Balances as at
December 31, 1998  0   0.00   0.00    0.00    72,400.00    72,400.00

=====================================================================



              See accompanying notes to financial statements

                            Elite Fitness Systems, Inc

                            STATEMENT OF CASH FLOWS
                                    FOR PERIOD

                           Ending December 31, 1998


STATEMENT OF CASH FLOWS

                                         December 31 1998
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income or (loss) from operations        72,400.00
 Adjustments to reconcile net
  income to net cash provided
 Depreciation Expense                           460.00
 Amortization of intangibles                  1,402.00
  Decrease (Increase) in current assets     (52,139.00)
                                           -----------
  Net Cash provided by Operating Activities  22,124.00


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Furniture and Equipment       (4,603.00)
  Purchase of Design and Logo               (6,759.00)
  Purchase of Video Dubs                    (7,265.00)
                                           -----------
Net Cash used by investing activities      (18,627.00)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Capital Stock                        0.00
                                          -----------
Net cash provided by financing activities        0.00

Balance at beginning of period                   0.00
Net increase (decrease) in cash              3,497.00
Balance as at end of period                  3,498.00


              See accompanying notes to financial statements

                       Elite Fitness Systems, Inc

                      NOTES TO FINANCIAL STATEMENTS


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized November 7, 1997 (Date of Inception) under the laws of the State of Nevada, Elite Fitness Systems, Inc. The Company began operations in July of 1998.

The Company has not issued any shares as of December 31, 1998.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting policies and procedures have not been determined except as follows:

1. The Company uses the accrual method of accounting for revenue recognition, recording revenues when an exchange has taken place and collection is probable.

2.  The cost of organization, was expensed in 1998.

3. Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.

4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

5. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of depreciation. There has been no equipment through December 31, 1998.

6. The Company's Statement of Cash Flows is reported utilizing cash (currency on hand and demand deposits) and cash equivalents (short-term, highly liquid investments). The Company did not have any cash equivalents at the balance sheet dates or during the period, November 7, 1997 (Date of Inception) to December 31, 1998.

7.  The Company has adopted FASB 109 and reports tax expense and deferrals as
incurred for each period an income statement is issued.   There was zero
income tax expense for the year ended 1999.

8. The Company reports its property and equipment at historical costs. The Company has adopted FASB 121 in the accounting for the impairment of Long-Lived Assets. The Company evaluates whether a review of impairment for recoverable Costs on long-lived assets, each operating period.

9. The Company amortizes its intangible assets on a straight line basis over 60 months. There was $1,403.00 in amortization recorded for the year ending 12/31/98.


NOTE 3 - RELATED PARTY TRANSACTION

The Company neither owns or leases any real or personal property. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                       Elite Fitness Systems, Inc

                      NOTES TO FINANCIAL STATEMENTS


NOTES TO FINANCIAL STATEMENTS

NOTE 4 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 5 - SUBSEQUENT EVENTS

The company was acquired by Nutek, Inc. on 04/07/1999 for 125,000 shares of the Company's stock in exchange for the outstanding common stock of Elite Fitness. The business combination has been accounted for under the pooling of interest method.

                           Elite Fitness Systems, Inc.

                                   INTERIM
                                   -------

                              FINANCIAL STATEMENTS
                              --------------------

                                March 31, 1999

                     TABLE OF CONTENTS
                     -----------------
                                               PAGE

BALANCE SHEET................................    F-1

STATEMENT OF OPERATIONS..........................F-2

STATEMENT OF CASH FLOWS..........................F-3

NOTES TO FINANCIAL STATEMENTS....................F-4-5





                          Elite Fitness Systems, Inc

                              BALANCE SHEET
                                  AS AT
                             March 31, 1999
                           December 31, 1998


BALANCE SHEET


                                         March 31, 1999   December 31 1998
                                         --------------   ----------------
     ASSETS
CURRENT ASSETS
Cash                                        1,060.00       3,497.00
Accounts Receivable                             0.00      32,698.00
Inventory                                   7,177.00      19,441.00
                                           ---------      ---------
Total Current Assets                        8,237.00      55,636.00

PROPERTY AND EQUIPMENT
Furniture & Equipment                       7,719.00       4,143.00
                                           ---------      ---------
Total Property and Equipment                7,719.00       4,143.00

OTHER ASSETS
Design and logo                             5,746.00       6,083.00
Video Dubs                                  6,175.00       6,538.00
                                           ---------      ---------
Total Other Assets                         11,921.00      12,621.00
                                           ---------      ---------
TOTAL ASSETS                               27,877.00      72,400.00
                                           =========      =========


     LIABILITIES & EQUITY

CURRENT LIABILITIES
  Accounts Payable                             0.00            0.00
                                          ---------      ----------
 Total Current Liabilities                     0.00            0.00

OTHER LIABILITIES
Due to Shareholder                             0.00            0.00
                                          ---------      ----------
Total Other Liabilities                        0.00            0.00
                                          ---------      ----------
Total Liabilities                              0.00            0.00

     EQUITY
Capital Stock                                  0.00            0.00
Additional Paid in Capital                     0.00            0.00
Donated Capital                                0.00            0.00
Retained Earnings or (Deficit
accumulated during development stage)     27,877.00       72,400.00
                                         ----------       ---------
Total Stockholders' Equity                27,877.00       72,400.00

TOTAL LIABILITIES & OWNER'S EQUITY        27,877.00       72,400.00
                                        ===========       =========



           See accompanying notes to financial statements

                      Elite Fitness Systems, Inc


                       STATEMENT OF OPERATIONS
                             FOR PERIOD

                For the three months ending


STATEMENT OF OPERATIONS

                                             March 31     March 31
                                               1999          1998
REVENUE

Sales                                         41,090.00        0.00

COSTS AND EXPENSES
Selling, General and Administrative           11,110.00        0.00
Depreciation Expense                             230.00        0.00
Amortization of Intangibles                      702.00        0.00
                                             ----------    --------

Total Costs and Expenses                      12,042.00        0.00
                                             ----------    --------

Net Ordinary Income or (Loss)                 29,048.00        0.00
                                             ==========    ========

Weighted average
number of common
shares outstanding                                    0           0

     Net Loss
     Per Share                                   0.000        0.000


             See accompanying notes to financial statements

                            Elite Fitness Systems, Inc

                            STATEMENT OF CASH FLOWS
                                    FOR PERIOD



STATEMENT OF CASH FLOWS

                                           March 31, 1999    March 31 1998
                                           --------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income or (loss) from operations        29,048.00             0.00
 Adjustments to reconcile net
  income to net cash provided
 Depreciation Expense                           230.00             0.00
 Amortization of intangibles                  1,404.00             0.00
  Decrease (Increase) in current assets      44,962.00             0.00
                                           -----------       ----------
  Net Cash provided by Operating Activities  75,644.00             0.00


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Furniture and Equipment       (4,510.00)             0.00
                                           -----------       ----------
Net Cash used by investing activities       (4,510.00)             0.00

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend paid to sole shareholder          (73,571,00)             0.00
                                          -----------        ----------
Net cash provided by financing activities  (73,571.00)             0.00

Balance at beginning of period               3,497.00              0.00
Net increase (decrease) in cash             (2,437.00)             0.00
Balance as at end of period                  1,060.00              0.00


              See accompanying notes to financial statements

                       Elite Fitness Systems, Inc

                      NOTES TO FINANCIAL STATEMENTS


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized November 7, 1997 (Date of Inception) under the laws of the State of Nevada, Elite Fitness Systems, Inc. The Company began operations in July of 1998.

The Company has not issued any shares as of December 31, 1998.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting policies and procedures have not been determined except as follows:

1. The Company uses the accrual method of accounting for revenue recognition, recording revenues when an exchange has taken place and collection is probable.

2.  The cost of organization, was expensed in 1998.

3. Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.

4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

5. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of depreciation. There was depreciation recorded in the amount of $230.00 the period ending, March 31, 1999.

6. The Company's Statement of Cash Flows is reported utilizing cash (currency on hand and demand deposits) and cash equivalents (short-term, highly liquid investments). The Company did not have any cash equivalents at the balance sheet dates or during the period, November 7, 1997 (Date of Inception) to March 31, 1998.

7.  The Company has adopted FASB 109 and reports tax expense and deferrals as
incurred for each period an income statement is issued.   There was zero income
tax expense for the year ended 1999.

8. The Company reports its property and equipment at historical costs. The Company has adopted FASB 121 in the accounting for the impairment of Long-Lived Assets. The Company evaluates whether a review of impairment for recoverable Costs on long-lived assets, each operating period.

9. The Company amortizes its intangible assets on a straight line basis over 60 months. There was $702.00 in amortization recorded for the year ending 03/31/98.


NOTE 3 - RELATED PARTY TRANSACTION

The Company neither owns or leases any real or personal property. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                       Elite Fitness Systems, Inc

                      NOTES TO FINANCIAL STATEMENTS


NOTES TO FINANCIAL STATEMENTS

NOTE 4 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 5 - SUBSEQUENT EVENTS

The company was acquired by Nutek, Inc. on 04/07/1999 for 125,000 shares of the Company's stock in exchange for the outstanding common stock of Elite Fitness. The business combination has been accounted for under the pooling of interest method.

NOTE 6 - DIVIDEND

The incorporator, officer and only shareholder when Elite Fitness was acquired By Nutek, Inc. on 04/07/1999 took a dividend of $73,751.00 in March, 1999.